                                                                    Exhibit 4(b)


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Number R                                                            $ 00,000,000
                                                              CUSIP  093662 AB 0

                                                [BLOCK FINANCIAL LOGO]
                           Block Financial Corporation

                           8.50% Senior Note Due 2007

Rate of Interest                 Maturity Date              Original Issue Date
    8.50%                       April 15, 2007                 April 18, 2000

         BLOCK FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Hundred Million Dollars ($ 00,000,000), at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on April 15, 2007, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at the rate of 8.50% per annum, from the date hereof or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 15th and October 15th of each year and at maturity, on said principal sum at said office or agency, in like coin or currency, commencing on October 15, 2000.


         The interest so payable on any April 15th or October 15th will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on such April 1 or October 1, as the case may be, next preceding such April 15th or October 15th, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than ten days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

         The Note may not be redeemed and is not subject to repayment prior to maturity.

         This Note is one of a duly authorized issue of unsecured Notes, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 20, 1997 (hereinafter called the "Indenture"), duly executed and delivered by the Company and H&R Block, Inc. (the "Guarantor") to Bankers Trust Company ("Bankers Trust"), and supplemented by that certain First Supplemental Indenture, dated April 18, 2000 among the Company, the Guarantor, Bankers Trust, and The Bank of New York (named as a separate trustee under the Indenture for the Notes (defined below) and hereinafter referred to as the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, Bankers Trust, the Company, the Guarantor and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 8.50% Senior Notes due 2007 of the Company (hereinafter called the "Notes") issued under the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated: April 18, 2000                   BLOCK FINANCIAL CORPORATION


                                        By
                                          --------------------------------------
                                                     Frank L. Salizzoni
                                                          President

                                        ATTEST:


                                        By
                                          --------------------------------------
                                                     James H. Ingraham
                                                         Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: April 18, 2000

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, AS TRUSTEE


By
  --------------------------------------
Name:
Title:

                         BLOCK FINANCIAL CORPORATION
                         8.50% Senior Notes Due 2007

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Notes;
(iii) reduce the principal of or extend the Stated Maturity of any Notes; (iv) make any Notes payable in Currency other than that stated in the Notes; (v) release any security that may have been granted in respect of the Notes; or (vi) make any change in any of the foregoing provisions. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Indenture permits the Company to discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

         If the Company shall, in accordance with Section 10.01 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

         Upon due presentation for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice of the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

         No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         H&R BLOCK, INC., a Missouri corporation (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Debt Security on which this notation is endorsed) has unconditionally guaranteed, pursuant to the terms of the Guarantees contained in Article XIII of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Debt Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Debt Security and the Indenture.

         The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article XIII of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantees.

         The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Debt Security upon which this notation of the Guarantees is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.


Dated: April 18, 2000                     H&R BLOCK, INC.



                                          By
                                            ------------------------------------
                                                    Frank L. Salizzoni
                                                  Chief Executive Officer


                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --          Custodian
                     --------           ---------
                      (Cust)             (Minor)

Under Uniform Gifts to Minors Act
                                  ---------
                                   (State)



    Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto


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[PLEASE INSERT SOCIAL SECURITY OR OTHER  [PLEASE PRINT OR TYPE NAME AND  ADDRESS
  IDENTIFYING NUMBER OF ASSIGNEE]            INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


---------------------------------------  ---------------------------------------
              DATE                                     SIGNATURE

         NOTICE: The signature must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.